                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:
[ ] Preliminary Proxy Statement            [_]   Confidential, for Use of the
                                                 Commission only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DATAWARE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          DATAWARE TECHNOLOGIES, INC.
                One Canal Park, Cambridge, Massachusetts  02141
                                (617) 621-0820
                         ----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The 2000 Annual Meeting of Stockholders of Dataware Technologies, Inc. will be held at the Wyndham Hotel, The Washington Room, 89 Broad Street, Boston, Massachusetts, at 10:00 a.m. on Thursday, April 13, 2000, for the following purposes:

     1. To elect one director to hold office for a term of three years and until his successor is elected and has qualified.

     2. To approve an amendment to Dataware's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 14,000,000 to 30,000,000 shares.

     3. To approve an amendment to Dataware's Equity Incentive Plan to increase the number of shares of common stock available for issuance by 2,000,000 shares.

     4. To approve an amendment to Dataware's 1993 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance by 500,000 shares.

     5. To transact other business that may further or relate to the foregoing or as may otherwise properly come before the meeting or any adjournment of the meeting.


     Only stockholders of record at the close of business on February 18, 2000, will be entitled to vote at the annual meeting or at any adjournment. A list of stockholders of record will be open for your examination for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, counsel to Dataware, at One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                         By order of the Board of Directors,


                         STEPHEN H. BEACH, Secretary


Dated: March 13, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
GENERAL INFORMATION ABOUT VOTING                                             1

PROPOSAL 1.  ELECTION OF DIRECTORS                                           2

THE BOARD OF DIRECTORS AND ITS COMMITTEES                                    3

DIRECTOR COMPENSATION                                                        3

PROPOSAL 2:  AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION          4

PROPOSAL 3:  AMENDMENT TO THE EQUITY INCENTIVE PLAN                          5

PROPOSAL 4:  AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN                   8

EXECUTIVE COMPENSATION                                                       9

SUMMARY COMPENSATION TABLE                                                   9

STOCK OPTION GRANTS IN LAST FISCAL YEAR                                     10

YEAR-END STOCK OPTION VALUES                                                11

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS                               11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                     12

STOCK PERFORMANCE GRAPH                                                     14

SHARE OWNERSHIP                                                             15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                     16

AUDITORS                                                                    16

STOCKHOLDER PROPOSALS                                                       16

OTHER MATTERS                                                               16


                          DATAWARE TECHNOLOGIES, INC.

                                Proxy Statement
                         ----------------------------


          Our Board of Directors is soliciting your proxy for use at the 2000 Annual Meeting of Stockholders to be held on Thursday, April 13, 2000 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to security holders on or about March 13, 2000.


GENERAL INFORMATION ABOUT VOTING


          WHO CAN VOTE. You may vote your shares of Dataware common stock at the meeting if you were a stockholder of record at the close of business on February 18, 2000. On that date, we had 10,309,579 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you held on the record date.

          HOW TO VOTE YOUR SHARES. You may vote your shares either by proxy or by attending the annual meeting and voting in person. If you choose to vote by proxy, please complete, date, sign and return the proxy card in the enclosed postage-prepaid envelope. Alternatively, you may vote by telephone as described on the proxy card. The proxies named in the proxy card will vote your shares as you have instructed. If you sign the proxy card but do not make specific choices, they will vote your shares for each agenda item as recommended by the Board. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting.


          PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING. The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director, a vote to amend our Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue, and votes to amend our Equity Incentive Plan and Employee Stock Purchase Plan to increase the number of shares of common stock we may issue under each plan.

          QUORUM. A quorum of stockholders is required in order to transact business at the meeting. A majority in interest of the outstanding shares of common stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

          NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the four proposals that are scheduled to be presented at the meeting is as follows:

                       PROPOSAL                                                    REQUIRED VOTE
                       --------                                                    -------------
 .  Election of directors.                                    Plurality of the affirmative votes cast for or against
                                                             a nominee.

 .  Amendments to our charter to increase the authorized      Affirmative vote of the holders of a majority of the
   number of shares of common stock.                         outstanding shares of common stock.

 .  Amendments to our Equity Incentive Plan and Employee      Affirmative vote of the holders of a majority of the
   Stock Purchase Plan to increase the number of shares      shares of common stock present or represented at the
   available for issuance under the plans.                   meeting and entitled to vote.

  ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will be considered present at the meeting for the purpose of constituting a quorum but will not be counted as votes cast in the election of directors. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions from the customer on the matter, is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, and so indicates on the proxy. In voting on the proposal to amend the certificate of incorporation, abstentions and broker non-votes will count as votes against the proposal. In voting on the proposals to amend the Equity Plan and Purchase Plan, abstentions will count as votes against the amendments and broker non-votes will not be counted.

  HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy at any time before we exercise it by filing with the Secretary of Dataware a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. If your shares are held in a brokerage or bank account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

     EXPENSES OF SOLICITATION. We have retained Georgeson & Company to assist in the solicitation of proxies for a fee of $7,500, plus expenses. Officers, directors and employees of Dataware may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

                       PROPOSAL 1.  ELECTION OF DIRECTORS


     The number of directors on the Board is currently fixed at five, divided into three classes. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified. David C. Mahoney, who is presently serving as a director, has been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for the nominee, the shares represented by the proxy will be voted for the election of Mr. Mahoney. If Mr. Mahoney is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for another candidate nominated by the Board of Directors. There currently is a vacancy in the class of directors whose term expires in 2001, which may, under our bylaws, be filled by the Board of Directors at any time until the 2001 annual meeting of stockholders.


     The following table contains biographical information about the nominee for director and current directors whose terms of office will continue after the annual meeting.


                                                                                                         PRESENT
                                             BOARD MEMBERSHIP, BUSINESS EXPERIENCE,                       TERM
NAME AND AGE                                        AND OTHER DIRECTORSHIPS                              EXPIRES
------------                                        -----------------------                              -------
David C. Mahoney*          Mr. Mahoney has served as President and Chief Executive Officer since              2000
Age: 54                    January 1999 and has been a director of Dataware since February 1999.
                           Before joining Dataware, he served as President and CEO of Sovereign Hill
                           Software, Inc., a supplier of advanced information retrieval software products that we acquired on December 31, 1998.  Mr. Mahoney was the founder and, from 1983 to 1998, the Chairman and CEO of Banyan Systems
                           Incorporated, a provider of enterprise networking software and services and Internet directory services.  Mr. Mahoney is also a director of
                           Banyan Systems Incorporated and its subsidiary, Switchboard Incorporated,
                           Applix Incorporated and several smaller early stage software companies.

                                                                                                         PRESENT
                                             BOARD MEMBERSHIP, BUSINESS EXPERIENCE,                       TERM
NAME AND AGE                                        AND OTHER DIRECTORSHIPS                              EXPIRES
------------                                        -----------------------                              -------
Stephen H. Beach           Mr. Beach has been a director and the Secretary of Dataware since its              2001
Age: 84                    inception in 1988.  Since 1985, Mr. Beach has practiced law in
                           Connecticut, specializing in, among other fields, computer, software and software licensing law.  Mr. Beach also served in several capacities for
                           Control Data Corporation from 1973 to 1985, most recently as Senior Vice
                           President and Secretary.

William R. Lonergan        Mr. Lonergan has been a director of Dataware since 1988.  From 1983 to             2002
Age: 75                    1994, Mr. Lonergan was a general partner of Oxford Partners, a venture capital firm, where he continues as a consultant.  Mr. Lonergan is also a director of Zitel Corporation.


Jeffrey O. Nyweide         Mr. Nyweide has served as Vice Chairman of the Board of Directors and              2002
Age: 44                    Senior Executive Vice President, Business Development since April 1997.
                           He was President and Chief Operating Officer of Dataware from 1993 until
                           1997.  He was Vice President of Operations of Dataware from its inception until 1989 and Executive Vice President of Dataware from 1989 to 1993.
                           Mr. Nyweide has also served as a member of the Board of Directors since the inception of Dataware in 1988.

-------------
*Nominee for election as director

THE BOARD OF DIRECTORS AND ITS COMMITTEES


     The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held seven meetings in 1999.

     The Audit Committee, which consists of Messrs. Beach and Lonergan, is responsible for providing the Board of Directors with an independent review of our financial health and our financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of our financial controls and procedures. The Audit Committee held four meetings in 1999.

     The Compensation Committee, which consists of Messrs. Beach and Lonergan, acts for the Board of Directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Equity Incentive Plan and the Employee Stock Purchase Plan. The Compensation Committee held six meetings in 1999.


DIRECTOR COMPENSATION


     Beginning in 2000, each newly elected director who is not an employee of Dataware receives nonstatutory options to purchase 15,000 shares of common stock under the Equity Incentive Plan, which become exercisable as to 7,500 shares on each of the first two anniversaries of the director's election. Each nonemployee director who is in office following the annual meeting of stockholders receives an annual retainer in the form of nonstatutory options to purchase 7,500 shares of common stock under the Equity Incentive Plan. (During 1999, nonemployee directors in office received annual retainers of options to purchase 7,000 shares.) Any director who is newly elected between annual meetings receives retainer options for 1,875 shares for each calendar quarter beginning after such election and before the next annual meeting. Retainer options become exercisable in increments of 1,875 shares at the beginning of each calendar quarter following the grant date, so long as the director remains in office, and expire ten years from the grant date. The exercise price of each option is the fair market value of the common stock on the grant date. Non-employee directors also receive $1,250 for each meeting of the Board of Directors that they attend, plus $500 for each committee meeting that is held separately from a Board meeting, and are reimbursed for expenses incurred in attending meetings. Officers of Dataware who are directors do not receive additional compensation for their service as directors.


       PROPOSAL 2: AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION


  Our Board of Directors has approved an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 14,000,000 to 30,000,000 shares, subject to stockholder approval. The Board believes that increasing the number of authorized shares is essential to ensure that we continue to have an adequate number of shares of common stock available for future issuance. Currently, our charter authorizes us to issue 14,000,000 shares of common stock. As of February 18, 2000, there were 10,309,579 shares of common stock outstanding, 2,805,205 shares reserved for issuance under our Equity Incentive Plan, 46,112 shares reserved for issuance to former employees of companies we have acquired in order to replace their prior stock options, 395,213 shares available for issuance under our employee stock purchase plan, and 418,425 shares reserved for issuance upon exercise of options and warrants issued to business partners in connection with services or technology provided to us. In addition, we are asking the stockholders to approve increases of 2,000,000 shares for issuance under our Equity Incentive Plan and 500,000 shares for issuance under our Employee Stock Purchase Plan. The Board recommends that you consider and approve this proposed amendment to ensure that we continue to have an adequate number of shares of common stock available for future use.

  If the stockholders approve this increase, we would be able to issue stock for any valid corporate purpose that our Board of Directors may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. The availability of additional shares of common stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining stockholder approval, except to the extent required by state law or Nasdaq requirements for the particular transaction. We anticipate that we will need to raise additional capital during the first half of 2000 to support the development of our business. We are considering the options, and have made no decisions on the amount that would be raised, on the type of securities that might be offered, or on any other terms of any possible financing.


  While our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have a dilutive effect on existing stockholders. Common stockholders are not now, and will not be, entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock, as well as the availability of preferred stock that the Board may issue on such terms as it selects, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

  If the amendment is approved by the stockholders, article FOURTH, subsection
(a) of our restated certificate of incorporation will be amended to read as follows:

 "FOURTH:  The Corporation shall be authorized to issue Thirty-Eight Million
  ------
(38,000,000) shares of capital stock, which shall be divided into Thirty Million (30,000,000) shares of Common Stock with a par value of one cent ($.01) per share and Eight Million (8,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share."

  The affirmative vote of holders of a majority of the shares of common stock outstanding is required to approve the proposed amendment to our charter.

  THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF DATAWARE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.


              PROPOSAL 3:  AMENDMENT TO THE EQUITY INCENTIVE PLAN
GENERAL

  Our Equity Incentive Plan is an important element of Dataware's program to align employee motivation with our stockholders' interests and to provide appropriate equity compensation to employees and directors. The plan enables us to offer competitive compensation to attract and retain key employees, consultants and highly qualified directors, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in our long-term growth.

  Stock options granted under the Equity Plan are a significant part of our compensation package, as they are in the software industry generally. In 1999, for example, we granted options to 100% of our employees. Competition for top-notch software developers, sales personnel and other skilled employees has become more intense as Internet and other high tech companies proliferate at a rapid pace. Our Board of Directors strongly believes that, in this highly competitive environment, we need to provide meaningful stock option grants to retain and motivate key employees. The Board considers our ongoing program of granting stock options broadly across the employee base to be very important to our ability to compete for top talent and a significant incentive to promote our success and, therefore, in the best interests of the Company's stockholders. Equity incentives are equally common and important among our competitors and throughout the high technology industry, and the strength of the U.S. economy has only made equity more appealing to employees. Therefore, we continue to consider it crucial that we have in place appropriate arrangements for granting equity compensation.


  Furthermore, our outside directors receive their annual retainer solely in the form of stock options under the Equity Incentive Plan, which is intended to align their interests with those of the stockholders. The outside directors perform valuable services for the Company, and we wish to compensate them fairly and adequately.


  Options also benefit us in a number of other ways. For example, they tie compensation to our performance; they conserve cash and reduce fixed costs; in most cases they result in no charge to reported earnings, either upon grant or exercise; they produce no dilution to earnings per share without an increase in the stock price that benefits shareholders generally; the exercise of options increases our capital; and we are entitled to a tax deduction upon the exercise of nonstatutory stock options or the disqualifying disposition of incentive stock options (ISOs).

PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE EQUITY
PLAN


  Since 1993, an aggregate of 3,500,000 shares of our common stock have been reserved for issuance under the Equity Plan, plus 130,000 shares that were included when we merged our 1993 Director Stock Option Plan into the Equity Plan. We last increased the number of options reserved for issuance under the Equity Plan in 1998. As of February 18, 2000, there were options to purchase an aggregate of 3,033,192 shares outstanding under the Equity Plan and no shares remaining for award to employees. To date, we have granted 216,689 options to employees under the Equity Plan subject either to approval of the proposed amendment to the plan by the stockholders or to the availability of such shares through cancellation of other options that are already outstanding. In order to ensure that sufficient shares are available for option grants over the next few years, the Board has voted, subject to stockholder approval, to increase the number of shares issuable under the Equity Plan by 2,000,000 shares.

PRINCIPAL TERMS OF THE EQUITY PLAN

  The Equity Plan permits us to grant "Awards" to our employees, directors and consultants, including incentive and nonstatutory stock options, stock appreciation rights, performance shares and restricted stock. We have not granted stock appreciation rights or other rights to acquire stock other than stock options.

  The Equity Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to Section 16 of the Securities Exchange Act of 1934. In addition, nonemployee directors receive stock options under the Equity Plan in lieu of a cash retainer, as described under "ELECTION OF DIRECTORS - Director Compensation" above.

  Although the Compensation Committee has discretion in granting Awards, the exercise price of any ISO may not be less than 100% of the fair market value of our common stock on the date of the grant. Nonstatutory options also are generally granted at fair market value. The closing price of our common stock as reported by the Nasdaq on March 6, 2000 was $11.38. An option holder may not transfer an ISO granted under the Equity Plan other than by will or the laws of descent and distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the Equity Plan may not exceed ten years, and no ISO may be granted under the Equity Plan more than ten years from the Plan's adoption. The options we have granted generally are subject to forfeiture restrictions that lapse over time during the participant's employment. When a participant's employment is terminated, vested options are generally cancelled if not exercised within a specified time. The aggregate number of shares we may issue under the Equity Plan, as well as those subject to outstanding Awards, is subject to appropriate adjustment in the event of a stock split or other recapitalization. We may also issue shares under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the total number of shares available under the Equity Plan.

  The Board of Directors may amend or terminate the Equity Plan at any time, subject to any necessary approval by the stockholders. In particular, any amendment to the Equity Plan that would increase the number of shares issuable to senior officers and directors or upon exercise of ISOs would require stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

  Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least:

  .  two years from the date of grant and
  .  one year from the date of exercise,

then, upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. We may not take a deduction for Federal income tax purposes. The exercise of ISOs also gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

  If the participant disposes of shares of common stock acquired upon the exercise of an ISO before the end of the one and two-year periods described above (a "disqualifying disposition") then the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to deduct that amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for the company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. A participant does not realize income at the time a nonstatutory option is granted. Upon exercise of the nonstatutory option, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by us.

  A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock in connection with a change in control might be deemed to have received an "excess parachute payment " under federal tax law. In this case, the participant may be subject to an excise tax and we may be denied a tax deduction.

                            NEW PLAN BENEFITS TABLE


  The following table presents information with respect to options granted under the Equity Plan as of December 31, 1999, and options that will accrue to the extent determinable to (i) the officers named in the Summary Compensation Table,
(ii) all executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

  Other than the grants to non-employee directors described in "ELECTION OF DIRECTORS - Director Compensation," amounts of future Awards under the Equity Plan are not determinable because, under the terms of the plan, these grants are made at the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of our common stock on the date of grant.






                                              Dollar        Number of Stock
                                             Value for      Options Granted
                                          Options Granted   ----------------
    Name and Position                       in 1999 (1)     1999        2000
    -----------------                       ----------      ----        ----
David C. Mahoney                            $1,063,645     415,000    215,000
 President and Chief Executive Officer
Michael Gonnerman                              215,020      60,000         --
 Treasurer, Vice President, Finance and
 Chief Financial Officer
Jeffrey O. Nyweide                             262,520      40,000         --
 Senior Executive Vice
 President, Business Development
Howard York                                     56,248      17,500         --
 Vice President, Software Solutions
Charles Rabie                                  125,640      20,000         --
 Vice President, Software Products

Executive Officer Group                      2,654,537     702,500    215,000

Non-Employee Director Group (2)                 40,689      15,000(2)  15,000(2)

Non-Executive Officer Employee Group         2,837,514     764,818

------------------
(1) Reflects the value of the shares on the date of grant.

(2) Following the 2000 annual meeting of stockholders, our non-employee directors, Messrs. Beach and Lonergan will each receive nonstatutory options to purchase 7,500 shares of our common stock under the Equity Plan.

     THE BOARD OF DIRECTORS BELIEVES THE INCREASE IN EQUITY PLAN SHARES IS CRITICAL FOR DATAWARE AND RECOMMENDS A VOTE FOR THE INCREASE.

           PROPOSAL 4: AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN


GENERAL

  Our 1993 Employee Stock Purchase Plan was adopted by the Board of Directors and the stockholders in May 1993. The Purchase Plan provides our full-time employees the opportunity to purchase shares of common stock by automatic payroll deduction. Like the Equity Plan, the Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in Dataware and provides an incentive for them to achieve long-range performance goals.

PROPOSED AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

  Since 1993, an aggregate of 850,000 shares of our common stock have been reserved for issuance under the Purchase Plan, of which 454,787 shares have been issued to date. As of February 18, 2000, 206 employees were eligible to participate in the Purchase Plan. Our Board of Directors strongly believes that we need to provide meaningful incentives to retain and motivate employees and considers the ongoing program of allowing employees to purchase stock under the Purchase Plan to be very important to our ability to compete for top talent. In order to ensure that sufficient shares are available for issuance in the future to eligible employees, the Board has voted, subject to stockholder approval, to increase the number of shares issuable under the Purchase Plan by 500,000 shares.

PRINCIPAL TERMS OF THE PURCHASE PLAN

  The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Our Board of Directors, at its discretion, grants rights to purchase shares of common stock under the plan.
The Compensation Committee of the Board determines the frequency and duration of individual offerings under the plan and the date(s) when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share of our common stock in an offering is 85% of the lower of its fair market value on the first day of an offering period or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. The Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the plan would require stockholder approval. The Purchase Plan terminates on May 19, 2003.

  No employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all our classes of stock. Employees may not buy more than $25,000 worth of stock through the plan in any calendar year, based on the fair market value of the common stock at the beginning of the offering. In addition, the Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE EMPLOYEE STOCK PURCHASE PLAN

  A participant does not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant does not dispose of shares purchased under the Purchase Plan for at least:

  . two years from the offering commencement date or . one year from the purchase date,

then upon sale of the shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income, with any additional gain taxed as long-term capital gain, and any loss sustained taxed as long-term capital loss. We may not take a deduction for Federal income tax purposes.


     If the participant dies at any time while owning shares purchased under the Purchase Plan, then 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death, in excess of the purchase price) is taxed to the participant as ordinary income in the year of death. We may not take a deduction for Federal income tax purposes.

     If a participant disposes of shares of common stock purchased under the Purchase Plan before the expiration of the one-year and two-year holding periods described above, then the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price of the shares. We would be entitled to deduct that amount. Any further gain or loss realized by the participant would be taxed as short-term or long-term capital gain or loss and would not result in any deduction for the company.

THE BOARD OF DIRECTORS BELIEVES THE INCREASE IN PURCHASE PLAN SHARES IS IN DATAWARE'S BEST INTEREST AND RECOMMENDS A VOTE FOR THE INCREASE.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information on the salaries, bonuses and other compensation paid with respect to the last three fiscal years to the Chief Executive Officer and each of our other four most highly compensated officers whose salary and bonus for fiscal year 1999 exceeded $100,000.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                        ANNUAL COMPENSATION                 AWARDS
                                            -------------------------------------------  -------------
                                                                           OTHER          SECURITIES
                                                                           ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR    SALARY($)     BONUS($)   COMPENSATION($)(1)   OPTIONS (#)
----------------------------------  ----    ---------     --------   ------------------  -------------
David C. Mahoney(2)...............  1999       $182,200   $ 50,105           $27,175           415,000
  President and Chief
  Executive Officer

Michael Gonnerman.................  1999        155,000     40,000                             60,000
  Treasurer, Vice President,        1998        162,143     50,472               --            61,500
  Finance,  and Chief Financial     1997         63,138         --               --                --
  Officer

Jeffrey O. Nyweide................  1999        194,328         --           15,088            40,000
  Senior Executive                  1998        167,306    192,274           11,478            45,000
  Vice President,                   1997        135,633     37,035           11,489           136,649
  Business Development

Howard York.......................  1999        130,616     25,200            8,100            17,500
 Vice President, Software           1998        105,669    112,961            7,800            15,000
 Solutions                          1997         88,400     20,575            7,800            21,120

Charles Rabie.....................  1999        140,000     15,000            8,100            20,000
  Vice President, Software          1998        129,280    118,969            7,800            15,000
  Products                          1997        116,688     20,575            7,800            73,704

------------------------------------------
(1) Includes (i) automobile allowances in each year with a value in 1999 of $12,000 for Mr. Nyweide, $8,100 for Messrs. Rabie and York, and $7,800 for Mr. Mahoney, (ii) payment for a life insurance policy for Mr. Mahoney in the amount of $7,946 in 1999, and (iii) reimbursement of expenses for preparation of tax returns in each year, with a 1999 amount of $11,429 for Mr. Mahoney and $3,088 for Mr. Nyweide.
(2) Mr. Mahoney joined the Company on January 1, 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options granted during 1999 to the officers named in the Summary Compensation Table.

                                                                                                 POTENTIAL REALIZABLE VALUE
                           NUMBER OF                                                              AT ASSUMED ANNUAL RATES
                          SECURITIES       PERCENT OF TOTAL                                     OF STOCK PRICE APPRECIATION
                          UNDERLYING            OPTIONS         EXERCISE                           FOR OPTION TERM ($)(1)
                           OPTIONS            GRANTED TO          PRICE       EXPIRATION        ---------------------------
     NAME                 GRANTED(#)       EMPLOYEES IN 1999    ($/SHARE)        DATE             5% ($)          10% ($)
     ----                 ----------       -----------------    ---------     ----------         --------      ----------
David C. Mahoney.....      415,000 (2) +               28.28%        2.563       01/01/09        $668,921      $1,695,176
Michael Gonnerman....       40,000 (3) +                2.73         2.094       08/16/09          52,676         133,492
                            20,000 (4) +                1.36         6.563       12/14/09          82,549         209,195
Jeffrey O. Nyweide...       40,000 (4) +                2.73         6.563       12/14/09         165,097         418,389
Howard York..........       15,000 (5)                  1.02         2.656       07/13/09          25,055          63,495
                             2,500 (4)                  0.17         6.563       12/14/09          10,319          26,149
Charles Rabie........       15,000 (5)                  1.02         2.656       07/13/09          25,055          63,495
                             5,000 (4)                  0.34         6.563       12/14/09          20,637          52,299

------------------------------------------
(1) The values in this column are given for illustrative purposes, and do not forecast possible future appreciation in our common stock. These values represent hypothetical gains that could be achieved for each option if it had been exercised at the end of its full ten-year option term, based on the assumption that our stock price will appreciate over the exercise price at the rates of 5% and 10%, compounded annually from the date of the respective option grant. The actual gain, if any, on the exercise of a stock option will depend on the future performance of the common stock and the date of exercise. No gain to the optionees is possible without an increase in the price of the common stock, which would, of course, benefit all stockholders proportionately.
(2) The option is currently exercisable as to 141,250 shares and becomes exercisable as to 91,250 shares on December 31st of each of 2000, 2001 and 2002.
(3) The option is exercisable as to 2,500 shares on each of August 16, 1999 and February 15, 2000 and as to an additional 8,750 shares on August 15th of each of 2000, 2001, 2002 and 2003.
(4) The option becomes exercisable in increments of 25% on December 14th of each of 2000, 2001, 2002 and 2003.
(5) The option becomes exercisable in increments of 25% on December 31st of each of 1999, 2000, 2001 and 2002.
 + Any of these options that are unvested would become exercisable in full upon a change in control of Dataware.

YEAR-END STOCK OPTION VALUES

     The following table sets forth the total number of exercisable and unexercisable stock options held at the end of 1999 by the officers named in the Summary Compensation Table, as well as the value realized upon exercise of options by Messrs. Nyweide and Rabie in 1999.

                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                         SHARES                       OPTIONS AT YEAR-END (#)        AT YEAR-END ($)(2)
                      ACQUIRED ON        VALUE       --------------------------  --------------------------
        NAME          EXERCISE (#)  REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------  ------------  ---------------  -----------  -------------  -----------  -------------
David C. Mahoney....            0      $      0          141,250        273,750   $2,074,539     $4,020,566
Michael Gonnerman...            0             0           60,250         61,250      873,859        835,059
Jeffrey O. Nyweide..       34,703        45,400          192,899         73,750    2,730,290        906,303
Howard York.........            0             0           43,620         25,000      619,755        350,508
Charles Rabie.......       40,000       161,403           56,204         27,500      796,102        377,225
------------------------------

(1) Based on the difference between the respective option exercise prices and the closing price of the common stock on the date of exercise.
(2) Based on the difference between the respective option exercise prices and the closing market price of $17.25 per share of common stock on December 31, 1999.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

     David C. Mahoney. Under the terms of Mr. Mahoney's employment agreement, he is entitled to a base salary of $182,200 per year, and is eligible to receive an annual bonus of $100,000 based on our overall performance.

     Jeffrey O. Nyweide. In February 2000, we entered into an agreement with Mr. Nyweide, our former Senior Executive President, Business Development, in connection with the termination of his employment with Dataware. Under the agreement, Mr. Nyweide will be on leave of absence beginning March 1, 2000 and his employment with us will continue until the earlier of: May 15, 2001, when Mr. Nyweide terminates his employment or we terminate it for cause, or the date Mr. Nyweide begins employment with another company. During the remaining term of his employment, Mr. Nyweide will receive a salary of $200,000 per year. In addition, if Mr. Nyweide performs special services upon our request, he will be compensated at a rate of $3,000 per day for the actual time he works. If
Mr. Nyweide's employment terminates before May 15, 2001, we will pay him severance by continuing to pay his salary until that date. Mr. Nyweide also may continue to serve as a director of Dataware, but will not be eligible to receive stock options or other compensation payable to our outside directors. Under the agreement, Mr. Nyweide's stock options will continue to vest so long as Mr. Nyweide remains with Dataware as a director, and vesting will accelerate upon his resignation or upon a change of control of Dataware.

     Michael Gonnerman. Under the terms of Mr. Gonnerman's employment agreement, he is entitled to a base salary of $180,000 per year, and is eligible to receive an annual bonus equal to 45% of his base salary based on our overall performance.

     Robert J. Farrell. In December 1999, we entered into an employment agreement with Mr. Farrell when he became our Executive Vice President of Field Operations and Chief Operating Officer. Under the terms of the employment agreement, Mr. Farrell is entitled to a base salary of $250,000 per year, and is eligible to receive an annual bonus of $100,000 based on the achievement of our revenue and performance targets. Mr. Farrell is entitled to a guaranteed bonus of $50,000 in 2000, subject to his continued employment with Dataware for the first six months of 2000.

     Kurt Mueller. In February 2000, we entered into an amemdment to the severance agreement dated December 31, 1998, between us and Mr. Mueller, our former President and Chief Executive Officer, in connection with Mr. Mueller's resignation from our Board of Directors on February 8, 2000. Under the amended agreement, Mr. Mueller will continue to be a voluntary part-time consultant to Dataware until June 2000, and will receive monthly compensation equal to his monthly average total compensation earned during 1997 and 1998, or $151,421.
In 1999, Mr. Mueller received a total of $276,136 under this agreement. Under the amended agreement, all of Mr. Mueller's stock options will remain exercisable until their respective expiration dates and will continue to vest until their earlier expiration or Mr. Mueller's death. The amendment permits
Mr. Mueller to exercise his outstanding stock options on a net exercise basis rather than for cash, and to transfer any portion of his vested stock options to a third party.

     Each of the agreements with Messrs. Mahoney, Nyweide, Gonnerman and Farrell have no stated term and may be terminated at any time by either party. Upon termination without "cause," as defined in the agreements, or in the event of a "change of control" of Dataware, as defined in the Equity Plan, Messrs. Mahoney, Nyweide and Farrell would each be entitled to continue to receive their base salaries and earned pro-rata bonus for a period of six months, plus one additional month for each full year of service with Dataware, up to twelve months. Mr. Gonnerman would be entitled to receive his base salary and earned pro-rata bonus for four months, plus one additional month for each full year of his service, up to twelve months.

     In addition, any unvested stock options held by Messrs. Mueller, Mahoney, Nyweide, and Farrell, and certain options held by Mr. Gonnerman, would become exercisable in full upon a change in control of Dataware.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors determines the compensation of the senior corporate executives, including the individuals named in the Summary Compensation Table. The committee also administers the Equity Incentive Plan, including the grant of stock options and other awards under the Equity Plan. The committee, which held six meetings during 1999, is currently composed of Messrs. Lonergan (Chairman) and Beach, both of whom are outside directors. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal year 1999 as they affected Mr. Mahoney, the Chief Executive Officer of Dataware, and each of the other officers named in the Summary Compensation Table.

     Overall Policy. The company's executive compensation program is designed to be linked closely to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that ties a very significant portion of executive compensation to the company's success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of the executives' compensation is closely tied to appreciation in the company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results. In determining the compensation of the company's executive officers, other than the CEO, the Compensation Committee takes into account the views of Mr. Mahoney in reviewing the individual performance of the other executives whose compensation is detailed in this proxy statement.

     The key elements of the company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Mahoney, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the company to the individual, including insurance and other employee benefits, as well as the programs described below.

     Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

     Annual salary adjustments are determined by evaluating the company's performance and that of each executive officer, while also taking into account new responsibilities. Corporate financial performance that is taken into account includes annual revenues and net income. Contribution to net income is assigned greater importance than revenues. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as increase in market share, efficiency gains, quality improvements, and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these non-financial factors. Based on these factors, the Compensation Committee increased the salaries of the executive officers, other than the CEO, between 8.2% and 23.6% over the 1998 scale, depending on individual performance.

     Annual Bonus. The company's executive officers are eligible for an annual cash bonus, which is based primarily on achievement of company performance objectives that are established at the beginning of each year. Our performance measure for bonus payments is based on annual revenues and net income before one-time charges, weighted equally. In some cases, a business unit multiplier is applied, based on the achievement of a particular business unit's performance objectives, relative to pre-established operating targets. The Compensation Committee establishes a total bonus pool each year and allocates a portion to each executive. The pool may be increased based on preset multipliers if the company exceeds its performance targets. Considering the company's performance in 1999 and special individual efforts, certain officers of the company were paid a corresponding portion of their potential bonus targets, in the amounts shown in the Summary Compensation Table.

     Stock Options. Stock options are granted to executive officers under our Equity Incentive Plan, which was approved by the stockholders. Stock options are typically granted with an exercise price equal to the fair market value of the common stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to incentivize the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of the grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past.

   Chief Executive Officer. Mr. Mahoney joined Dataware at the beginning of 1999, when he signed an employment agreement that established a compensation package consisting of a 1999 annual base salary of $182,200 and a bonus of $100,000, $25,000 of which was guaranteed. 1999 was a year of substantial change for Dataware. The Committee approved a total 1999 bonus for Mr. Mahoney of $50,105, reflecting his leadership and achievements during the year. As part of his employment agreement, Mr. Mahoney was also granted an option to purchase 415,000 shares of the Company's Common Stock. The Committee concluded that such a grant was in keeping with ranges for equity compensation for newly-hired chief executive officers of similar companies.

     Conclusion. Through the programs described above, a very significant portion of the company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1999, as in previous years, a substantial portion of the targeted executive compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executives' compensation to company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                         By the Compensation Committee,

                                         William R. Lonergan, Chairman
                                         Stephen H. Beach

                            STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on our common stock over the period beginning December 30, 1994, and ending December 31, 1999, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Industry Index consists of 320 publicly traded computer software companies reporting under the same Standard Industrial Classification Code (SIC 7372) as Dataware.

                             [CHART APPEARS HERE]

                                         12/30/94        12/29/95        12/31/96       12/31/97       12/31/98       12/21/99
                                        ---------       ---------       ---------      ---------      ---------      ---------
------------------------------------------------------------------------------------------------------------------------------
Dataware Technologies, Inc. ....        $  100.00       $   71.74       $   25.09      $   22.83      $   22.28      $  150.00
Industry Index..................        $  100.00       $  150.35       $  199.84      $  254.37      $  427.43      $  779.03
NASDAQ Market Index..........           $  100.00       $  129.71       $  161.18      $  197.16      $  278.08      $  490.46
------------------------------------------------------------------------------------------------------------------------------

                                SHARE OWNERSHIP

     The following table shows the amount of our common stock beneficially owned as of February 1, 2000 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) the officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of Dataware, and (iv) all current executive officers and directors of Dataware as a group:

                                                                                            SHARES OF COMMON STOCK
                                                                                            BENEFICIALLY OWNED (1)
                                                                                    --------------------------------------
BENEFICIAL OWNER                                                                    SHARES                PERCENT OF CLASS
----------------                                                                    ------                ----------------
Kurt Mueller.........................................................              725,136 (2)                  6.91%
     Stuberstrasse 11A
     80638 Munich
     Germany
Jeffrey O. Nyweide...................................................              503,595 (3)                  4.81%
David C. Mahoney.....................................................              141,250 (4)                  1.35%
Charles Rabie........................................................               62,904 (5)                     *
Michael Gonnerman....................................................               60,500 (6)                     *
Howard York..........................................................               51,196 (7)                     *
Stephen H. Beach.....................................................               32,218 (8)                     *
William R. Lonergan..................................................               32,061 (9)                     *
All current executive officers and directors as a group (11 persons).              921,962 (10)                 8.32%

------------------------------------------
 *   Indicates less than 1%
(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table.
(2) Includes 287,408 shares owned by Mr. Mueller's wife or by a trust for the benefit of his daughter, as to which Mr. Mueller disclaims beneficial ownership, and options to purchase 212,300 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(3) Includes options to purchase 192,899 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(4) Consists of options to purchase 141,250 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(5) Includes options to purchase 56,204 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(6) Consists of options to purchase 60,500 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(7) Includes options to purchase 43,620 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(8) Includes options to purchase 29,500 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(9) Includes options to purchase 31,500 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(10) Includes options to purchase a total of 801,523 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our principal officers, directors, and 10% stockholders are required by
Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes in their ownership of our equity securities. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our 1999 fiscal year our directors and officers complied with all Section 16(a) filing requirements.

                                    AUDITORS

     The firm of PricewaterhouseCoopers LLP, independent accountants, has audited our financial statements for a number of years. The Board of Directors has appointed PricewaterhouseCoopers LLP as auditors for our fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Our Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of Dataware not less than 90 days before the anniversary of the previous year's annual meeting date. However, if the meeting is called for a date that is not 30 days before or after the anniversary of the previous year's annual meeting date, then the stockholder's notice must be received within 10 days after the mailing of a notice or public disclosure of the date of the annual meeting, whichever occurs first. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If you intend to present a proposal at the 2001 Annual Stockholder Meeting and desire that it be considered for inclusion in our proxy statement and form of proxy, it must be received by Dataware at One Canal Park, Cambridge, Massachusetts 02141; Attention: David C. Mahoney, President and Chief Executive Officer, no later than November 14, 2000. If you intend to bring business before or propose director nominations at the 2001 Annual Stockholder Meeting you must give written notice to the Chairman of the Board, President or Secretary of Dataware no later than January 15, 2001.

                                 OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

     A COPY OF OUR FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WAS INCLUDED IN OUR ANNUAL REPORT, WHICH HAS BEEN MAILED TO YOU. ANY HOLDER OR BENEFICIAL OWNER OF OUR COMMON STOCK MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K UPON WRITTEN REQUEST ADDRESSED TO SUSAN WEINER, CONTROLLER, DATAWARE TECHNOLOGIES, INC., ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS 02141.

                                    APPENDIX

PROPOSED EQUITY INCENTIVE PLAN

                           DATAWARE TECHNOLOGIES, INC.

                              EQUITY INCENTIVE PLAN
                            (AS AMENDED AND RESTATED)


         This Equity Incentive Plan (the "Plan") constitutes an amendment and restatement of the Dataware Technologies, Inc. 1993 Equity Incentive Plan, and incorporates the former Dataware Technologies, Inc. 1988 Stock Option Plan and 1993 Director Stock Option Plan (the "Merged Plans"), which have been merged into this Plan. The rights and privileges of holders of outstanding options or rights under the Merged Plans shall not be adversely affected by such merger or restatement.

Section 1.  Purpose
            -------

         The purpose of the Plan is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  Definitions
            -----------

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded or granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3").

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means Dataware Technologies, Inc.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         "Effective Date" means May 19, 1993.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant that is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

         "Outside Director" means a member of the Board who is not an employee of the Company or any Affiliate.

         "Participant" means a person who receives an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under
Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration
            --------------

         The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility
            -----------

         All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards
            --------------------------

         (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 5,500,000 shares of Common Stock, provided that no more than 10% of the maximum number of shares authorized from time to time to be issued hereunder may be granted as Restricted Stock for consideration less than 100% of the Fair Market Value of the Common Stock on the date of the respective grant. If any Award in respect of shares of Common Stock, including any grant of option originally issued under either of the Merged Plans, expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options
            -------------

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights
            -------------------------

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

         (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  Performance Shares
            ------------------

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock
            ----------------

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the

Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units
             -----------

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  Other Stock-Based Awards
             ------------------------

         (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

         (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  Grant of Options to Outside Directors
             -------------------------------------

         (a)  Automatic Grant of Options.


                  (i) Immediately following his or her election, each Outside Director of the Company newly elected to the Board shall automatically be granted Nonstatutory Stock Options to purchase 15,000 shares of Common Stock;

                  (ii) Immediately following the annual meeting of stockholders each year, each Outside Director of the Company newly elected at or continuing in office after such meeting shall automatically be granted an annual retainer of Nonstatutory Stock Options to purchase 7,500 shares of Common Stock; and

                  (iii) Immediately following his or her election, each Outside Director of the Company newly elected to the Board at any point during the year between annual meetings of stockholders shall automatically be granted Nonstatutory Stock Options to purchase 1,875 shares of Common Stock for each calendar quarter beginning after such election and before the next anniversary date of the preceding annual meeting of stockholders.

         (b) Date of Grant. The "Date of Grant" for Options granted under this
Section 12 shall be (x) the date of the respective annual meeting of stockholders, for each grant pursuant to clause (ii) of subsection (a) and (y) the date of the respective director's election, for each grant pursuant to clauses (i) and (iii) of subsection (a).

         (c) Option Price. The option price for each option granted under this
Section 12 shall be the last sale price for a share of the Company's Common Stock as reported by the Nasdaq National Market System, or the principal exchange on which the Common Stock is then traded, as the case may be, for the business day immediately preceding the Date of Grant.

         (d) Term of Option. The term of each Option granted under this Section 12 shall be ten years from the Date of Grant.

         (e) Exercisability of Options. Options granted under this Section 12 shall become exercisable, during the optionee's term in office, with respect to:

                  (i) 7,500 shares on each of the first two anniversaries of the Date of Grant, for each grant pursuant to clause (i) of subsection (a); and

                  (ii) 1,875 shares at the beginning of each calendar quarter following the Date of Grant, for each grant pursuant to clause (ii) or clause
(iii) of subsection (a).

         (f) General Exercise Terms. An optionee holding exercisable Options under this Section 12 who ceases to serve as a member of the Board may, during his or her lifetime, exercise the rights he or she had under such Options at the time he or she ceases to serve for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the director at the time of his or her death. The rights of the optionee may be exercised by the optionee's guardian or legal representative in the case of disability and by the beneficiary designated by the optionee in writing delivered to the Company or, if none has been designated, by the optionee's estate or his or her transferee on death in accordance with this Section 12, in the case of death. Options granted hereunder shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

         (g) Method of Exercise and Payment. Options granted under this Section 12 may be exercised as provided in Section 6(d). Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

         (h) Merger. In the event of a Change in Control (as defined in Section 13(h)), or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option granted under this Section 12 shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he or she would have been entitled to receive upon the occurrence of such event if he or she had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under this Section 12, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

Section 13.  General Provisions Applicable to Awards
             ---------------------------------------

         (a) Limitations on Grants of Options and SARs. Subject to adjustment under Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 250,000 shares of Common Stock.

         (b) Transferability. An Award under this Plan may be transferred only to the extent expressly permitted by the Committee and subject to such conditions as the Committee may in its discretion impose.

         (c) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

         (d) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (e) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (g) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a Change in Control (as defined below), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

                  As used herein, a "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

                  (A) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Company's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Company by (1) one or more employee benefit plans or related trusts established for the benefit of the employees of the Company or any Affiliate of the Company; or (2) any Person when such acquisition (a) is effected primarily to prevent the Company from being declared insolvent and (b) is approved by the Board of Directors of the Company (the "Board").

                  (B) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (1) those members of the Board who were Directors as of April 15, 1996 and who have served continuously as Directors since such date, and (2) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Company's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

                  (C) The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or similar transaction (a "Business Combination"), unless all of the following conditions are met:

                           (1) the individuals and entities who are the beneficial owners of the Company's Outstanding Voting Securities immediately before the consummation of the Business Combination would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Company's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Company's Outstanding Voting Securities;

                           (2) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Company or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed before the Business Combination; and

                           (3) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

                  (D) Approval by the Company's stockholders of a liquidation or dissolution of the Company (unless the liquidation or dissolution is part of a Business Combination excepted from clause (C) above).

                  (E) The close of business on the latest of the following dates:

                           (1) the date that a tender or exchange offer by any Person (other than the Company, any Affiliate of the Company, or any employee benefit plan or related trust established for the benefit of the employees of the Company or any Affiliate of the Company) that, if consummated, would result in such Person becoming a "beneficial owner" (as defined in clause (A) above), directly or indirectly, of securities of the Company representing thirty percent

                                    (30%) or more of the combined voting power of the Company's then outstanding voting securities, is first published or sent or given within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

                           (2) the date upon which all regulatory approvals required for the acquisition of securities pursuant to the tender or exchange offer referred to in clause (1) have been obtained or waived; or

                           (3) the date upon which any approval of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause (1) required for the acquisition of securities pursuant to such tender or exchange offer is obtained or waived."

         (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

         (j) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

         (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required:

                  (i) if such action would terminate, or reduce the number of shares issuable under, an Option unless any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); and

                  (ii) in any case not involving the termination of, or reduction of shares issuable under, an Option unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 14.  Miscellaneous
             -------------

         (a) No Right To Employment. Except as provided in Section 12, no person shall have any claim or right to be granted an Award. The grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) Effective Date. The Plan became effective on the Effective Date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

         (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                  --------------------------------------------

 .        Plan, including merger of 1988 Stock Option Plan, adopted by the Board of Directors and approved by the Stockholders on May 19, 1993.

 .        Increase in shares issuable adopted by the Board of Directors April 15,
         1994 and approved by the Stockholders May 25, 1994.

 .        Amendments adopted by the Board of Directors April 15, 1996 and approved by the Stockholders May 23, 1996.

 .        Amendments adopted by the Board of Directors December 9, 1996.

 .        Increase in shares issuable adopted by the Board of Directors
         February 11, 1997 and approved by the Stockholders May 23, 1997.

 .        Increase in shares issuable adopted by the Board of Directors April 14,
         1998 and approved by the Stockholders May 21, 1998.

 .        Amendment and restatement, including merger of 1993 Director Stock
         Option Plan, adopted by the Board of Directors April 13, 1999.

 .        Amendments adopted by the Board of Directors February 8, 2000.

PROPOSED 1993 EMPLOYEE STOCK PURCHASE PLAN

                           DATAWARE TECHNOLOGIES, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

Section l.  Purpose
-------------------

         The purpose of this 1993 Employee Stock Purchase Plan (the "Plan") is to provide employees (referred to in this Plan as "associates") of Dataware Technologies, Inc. (the "Company") and its subsidiaries the opportunity to purchase shares (the "Shares") of the Company's Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1954, as amended (the "Code").

Section 2.  Eligible Associates
-------------------------------

         Subject to the provisions of Sections 7, 8 and 9 below, any individual who has been in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 425(f) of the Code) the employees of which are designated from time to time by the Board of Directors as eligible to participate in the Plan, for the six (6) month period before the day on which an Offering Date (as defined in Section 3 below) occurs is eligible to participate in any Offering (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all associates whose customary employment is:

                  (a) 20 hours or more per week and

                  (b) more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

Section 3.  Offering Dates
--------------------------

         From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to associates eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

Section 4.  Prices
------------------

         The price per share for each grant of rights hereunder shall be the lesser of:

                  (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

                  (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

Section 5.  Exercise of Rights and Method of Payment
----------------------------------------------------

                  (a) Unless sooner cancelled by the associate pursuant to
Section 10, rights granted under the Plan will be exercised automatically and irrevocably, in each case for a whole number of shares, periodically on specified dates (each, and "Exercise Date") determined by the Board of Directors pursuant to Section 6.

                  (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

                  (c) Any payments or deductions received by the Company from a participating associate and not utilized for the purchase of Shares upon exercise of rights granted hereunder shall be promptly returned to such associate by the Company after termination or cancellation of the right to which the payment relates.

Section 6.  Term of Rights
--------------------------

         The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering shall determine the length of the Offering Period and may designate one or more Exercise Dates during the Offering Period. In any event, the last day of each Offering Period shall be an Exercise Date. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on each Exercise Date as the Board of Directors determines.

Section 7.  Shares Subject to the Plan
--------------------------------------

         No more than One Million Three Hundred Fifty Thousand (1,350,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares that an associate may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be issuable hereunder. Any agreement of merger or consolidation shall include provisions for protection of the then existing rights of participating associates under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be made subject to a right under the Plan.

Section 8.  Limitations on Grants
---------------------------------

                  (a) No associate shall be granted a right hereunder if such associate, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

                  (b) No associate shall be granted a right, if, after such grant, his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries would accrue at a rate that exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

                  (c) No right granted to any participating associate under an Offering, when aggregated with rights granted under any other Offering still exercisable by such associate, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the associate's annual rate of compensation on the date the associate elects to participate in the Offering, or such lesser percentage as the Board of Directors may determine.

Section 9.  Limit on Participation
----------------------------------

         Participation in an Offering shall be limited to eligible associates who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

Section 10.  Cancellation of Election to Participate
----------------------------------------------------

         An associate who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company at any time during the Offering. All amounts paid by the associate for the Shares or withheld for the purchase of Shares from the associate's compensation through payroll deductions that have not then been used for the purchase of Shares upon a prior Exercise Date shall be paid to the associate, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

Section 11.  Termination of Employment
--------------------------------------

         Upon the termination of a participating associate's employment for any reason, including the death of the associate, during an Offering, all such unexercised rights to purchase Shares held by the associate shall immediately terminate and amounts paid by the associate for the Shares or withheld for the purchase of Shares from the associate's compensation through payroll deductions that have not then been used for the purchase of Shares upon a prior Exercise Date shall be paid to the associate or to the associate's estate, without interest unless otherwise determined by the Board of Directors.

Section 12.  Associate's Rights as Stockholder
----------------------------------------------

         No participating associate shall have any rights as a stockholder in the Shares subject to a right granted hereunder until such right has been exercised and full payment has been made for such Shares.

Section 13.  Rights Not Transferable
------------------------------------

         Rights under the Plan are not assignable or transferable by a participating associate and are exercisable only by the associate.

Section 14.  Amendments to or Discontinuation of the Plan
---------------------------------------------------------

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating associates shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 7 above, the total number of Shares that may be offered under the Plan may not be increased without the approval of the stockholders of the Company.

Section 15.  Effective Date and Approvals
-----------------------------------------

         Subject to the approval of the stockholders of the Company, this Plan shall be effective on May 19, 1993, the date it was adopted by the Board of Directors. Approval of this Plan by the stockholders shall be secured within twelve (12) months after the date of such adoption.

         The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing or quotation requirements of any national securities exchange or national market system on which the Shares are then listed or quoted and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

Section 16.  Term of Plan
--------------------------

         No rights shall be granted under the Plan after May 19, 2003.

Section 17.  Administration of the Plan
----------------------------------------

         The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. In the event that the Board of Directors delegates such authority to a committee of the Board, all references herein to the "Board of Directors" shall be deemed to be references to such Committee. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

                    ----------------------------------------

 .        Plan adopted by the Board of Directors on May 19, 1993.

 .        Plan approved by the stockholders on May 19, 1993.

 .        Increase in shares issuable adopted by the Board of Directors April 14,
         1998 and approved by the Shareholders May 21, 1998.

 .        Increase in shares issuable adopted by the Board of Directors
         February 8, 2000.

                              FORM OF PROXY CARD

                          DATAWARE TECHNOLOGIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 13, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, revoking all prior proxies, hereby appoints Michael Gonnerman and Ann Smith, and each of them, with full power of substitution to each, proxies to represent the undersigned at the Annual Meeting of Stockholders of Dataware Technologies, Inc. to be held at the Wyndham Hotel, The Washington Room, 89 Broad Street, Boston, Massachusetts at 10:00 A.M. on April 13, 2000, and at any adjournment thereof, and to vote as designated on the reverse all shares of stock of Dataware Technologies, Inc. that the undersigned would be entitled to vote at said meeting. A majority of said proxies present and acting at the meeting (or, if only one shall be present and acting, then that one) may exercise all the powers granted hereby. Said proxies are authorized to vote in their discretion upon any other matters that may come before the meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (REVERSE SIDE OF PROXY CARD)

Instructions for Voting Your Proxy

Dataware Technologies, Inc. is offering stockholders of record two alternative ways of voting your proxies:
 .  By telephone (using a touch-tone telephone)   .  By Mail (traditional method)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week.

-----------------
TELEPHONE VOTING  Available only until 5:00 p.m. Eastern time on April 12, 2000
-----------------

 .  This method of voting is available for residents of the U.S. and Canada.
 .  On a touch tone telephone, call TOLL FREE, 1-877-260-0406 24 hours a day, 7 days a week.
 .  You will be asked to enter ONLY the CONTROL NUMBER shown below.
 .  Have your proxy card ready, then follow the prerecorded instructions.
 .  Your vote will be confirmed and cast as you directed.

-----------------
 VOTING BY MAIL
-----------------
 .  Simply mark, sign, and date your proxy card and return it in the postage-paid envelope.
 .  If you are voting by telephone, please do not mail your proxy card.

               -------------------              ------------------
                COMPANY NUMBER                   CONTROL NUMBER
               -------------------              ------------------

              TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
--------------------------------------------------------------------------------
[X] Please Mark Votes as in
         this Example

--------------------------------------------------------------------------------
 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
             IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL
--------------------------------------------------------------------------------

1. To elect one director to hold         FOR       AGAINST     ABSTAIN
   office for a term of three years      [_]         [_]         [_]
   and until his successor is
   elected and has qualified.

2. To approve an amendment to            FOR       AGAINST     ABSTAIN
   Dataware's Restated Certificate       [_]         [_]         [_]
   of Incorporation to increase the
   number of authorized shares of
   common stock from 14,000,000 to
   30,000,000 shares.

3. To approve an amendment to            FOR       AGAINST     ABSTAIN
   Dataware's Equity Incentive           [_]         [_]         [_]
   Plan to increase the number of
   shares of common stock available
   for issuance by 2,000,000 shares.

4. To approve an amendment to            FOR       AGAINST     ABSTAIN
   Dataware's 1993 Employee Stock        [_]         [_]         [_]
   Purchase Plan to increase the
   number of shares of common stock
   available for issuance by 500,000
   shares.


Date:                    , 2000
     --------------------

-------------------------------

-------------------------------
SIGNATURES
Please sign your name exactly as it appears herein. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as it appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE SIGN, DATE, AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.